Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350


       In connection with the Quarterly Report of iParty Corp. (the "Company") on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C Section 1350, that to my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date:  November 14, 2006

                                        /s/ SAL PERISANO
                                        ----------------
                                        Sal Perisano
                                        Chief Executive Officer